                                                                      EXHIBIT 99


                                                                  (VERIZON LOGO)

NEWS RELEASE


FOR IMMEDIATE RELEASE                             MEDIA CONTACTS:
JULY 29, 2003                                     PETER THONIS
                                                  212-395-2355
                                                  peter.thonis@verizon.com

                                                  BOB VARETTONI
                                                  212-395-7726
                                                  robert.a.varettoni@verizon.com


            VERIZON'S SECOND-QUARTER RESULTS MARKED BY SECTOR-LEADING
                       REVENUE GROWTH AND SOLID CASH FLOW

   SUSTAINED GROWTH IN WIRELESS, LONG-DISTANCE, BROADBAND AND BUNDLED SERVICES
            COMPLEMENTS STRONG OPERATIONAL EXECUTION AND DISCIPLINED
                                 CASH MANAGEMENT

                            SECOND-QUARTER HIGHLIGHTS

o Verizon Wireless: 1.2 million net retail customer additions, up 10 percent from last year's quarter (1.3 million total net customer additions); record-low churn; strong margins; service revenue up 14.7 percent from last year's quarter; customer total at 34.6 million

o Long Distance: 1.4 million net additional long-distance lines in the quarter; total long-distance lines, 14.6 million, a 36.1 percent year-over-year increase

o DSL (digital subscriber lines): 1.9 million billed lines, up 101,000 since last quarter

o Diluted earnings per share (EPS): 12 cents in fully diluted EPS, compared with a loss of 78 cents per share in second quarter 2002

o EPS before special items: 69 cents, compared with 77 cents in EPS before special items in second quarter 2002

o Debt Reduction: Net debt (total debt less cash and cash equivalents) reduced by $3.7 billion since year-end 2002 to $48.1 billion

o Free Cash Flow (cash from operating activities less capital expenditures and dividends): $3.6 billion in first half of year

                                    GUIDANCE

o Reiterated 2003 guidance, with additional net debt reduction; new Verizon Wireless guidance of net retail customer additions for 2003 of more than 4 million

Note: The schedules accompanying this news release provide reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this announcement.

Verizon News Release, page 2


         NEW YORK -- Verizon Communications Inc. (NYSE:VZ) today announced second quarter 2003 fully diluted EPS of 12 cents, or 69 cents before special items. The results reflect growth from the net addition of 1.3 million Verizon Wireless customers and 1.4 million long-distance lines, and continued strong operational and cash-management results.

         Verizon's reported earnings were $0.3 billion in the quarter, compared with a reported loss of $2.1 billion in the second quarter 2002.

                                  SPECIAL ITEMS

         Second quarter 2003 special items totaled $1.6 billion, or 56 cents per share. The components were charges of: $0.9 billion, or 33 cents per share, as a result of Verizon's decision to sell its consolidated interest in Grupo Iusacell; $0.4 billion, or 16 cents per share, for severance, pension and other benefits, including costs associated with a July 10 labor arbitration ruling; and $0.2 billion, or 7 cents per share, related to other special items, such as the early redemption of debt.

         Excluding these items, Verizon's second-quarter earnings were $1.9 billion, or 69 cents per share.

         Verizon's second-quarter results reflect the reclassification of Iusacell to discontinued operations in the current and prior periods, as a result of the decision to sell Iusacell. As announced July 1, the results for Verizon's directory publishing unit since the beginning of the year are being reported using the amortization method of accounting.

                                 REVENUE GROWTH

         Verizon reported operating revenues of $16.8 billion for the quarter, a
0.5 percent increase from the second quarter 2002. However, last year's second quarter included $246 million in revenue generated by 1.27 million switched access lines that Verizon has since sold. Excluding the effect of these access line sales, revenues increased 2.0 percent in the second quarter 2003. Growth rates of both reported revenues and revenues excluding the effects of the access line sales include $101 million attributable to the change in directory accounting, since the amortization method more evenly distributes revenues and expenses for Verizon's directory unit this year compared with last year.

Verizon News Release, page 3


         Verizon Wireless' second-quarter consolidated operating revenues include a double-digit, year-over-year increase for the fourth consecutive quarter. Verizon Wireless total revenues grew 14.3 percent to $5.5 billion, from $4.8 billion in the second quarter of 2002. Service revenues grew 14.7 percent, to $5.0 billion, compared with the second quarter of 2002.

         Domestic Telecom reported quarterly revenues for all long-distance services of $0.9 billion, a growth rate of 17.2 percent, compared with the second quarter 2002. A significant component of this total, interLATA long-distance revenue, grew at a 27 percent rate. Domestic Telecom's overall total operating revenues declined 3.4 percent compared with second quarter 2002, to $9.9 billion in the second quarter 2003.

         While the mix of Verizon's consolidated revenues has shifted, the company continued to maintain margins (as defined in the accompanying financial schedules) in the second quarter 2003. Margins were 41.2 percent in this year's second quarter, compared with 41.4 percent in last year's second quarter.

                             EXPENSES AND CASH FLOW

         Verizon reported operating expenses of $14.1 billion in the second quarter 2003, virtually flat compared with the second quarter 2002. On a comparable basis, operating expenses increased 4.6 percent in the second quarter 2003, driven by significantly lower pension income net of other post-retirement benefit costs. The expenses for the comparable quarter of the prior year included a $374 million net expense credit associated with pensions and post-retirement benefits, compared with a $72 million net expense credit for the second quarter 2003.

         Verizon's free cash flow was $3.6 billion for the first six months of 2003, compared with $2.0 billion in the same period last year. Cash from operations was $11.0 billion through the first six months of 2003, compared with $10.1 billion through the first six months of 2002.


                               SUSTAINABLE RESULTS

         Verizon CEO Ivan Seidenberg said, "Our second-quarter results are strong and sustainable. This is underscored by Verizon Wireless' continued industry-leading financial and operational results, and Verizon's continued strong growth in selling bundled packages of local, long-distance and broadband services.

Verizon News Release, page 4


         "We have demonstrated our ability to retain share in traditional markets and capture share in new markets," Seidenberg added. "We are making efficient use of our advanced network capabilities, and combining that with a focus on customer service, innovation and operational excellence. Our cash flow continues to be excellent, and we have made the necessary investments to maintain margins and to retain and capture market share in the future."

                                  2003 GUIDANCE

         Seidenberg reiterated Verizon's 2003 guidance of $2.70 to $2.80 in adjusted EPS, 0 to 2 percent comparable revenue growth, and $12.5 billion to $13.5 billion in capital expenditures. Also, Verizon is now targeting a further $3 billion to $4 billion reduction in net debt -- from a range of $49 billion to $51 billion, to $46 billion to $47 billion -- based on continued strong operational performance, the use of proceeds from non-strategic asset sales and the deconsolidation of Iusacell's $0.8 billion debt.

         In second quarter 2003, net debt was reduced to $48.1 billion, from $51.8 billion at year-end 2002. Total debt was $48.9 billion at the end of the second quarter 2003, reduced from $53.3 billion at year-end 2002.

         Verizon also announced that Verizon Wireless expects a total of more than 4 million net retail customer additions in 2003.


                           BUSINESS SEGMENT HIGHLIGHTS

DOMESTIC TELECOM

         (Note: Current and prior periods exclude the effects of access lines sold in 2002.)

         The company indicated that bargaining to renew the labor contracts that expire at midnight on Aug. 2 continues. These labor contracts affect more than 78,000 Domestic Telecom employees in Northeast and mid-Atlantic states. While the range of issues in these negotiations reflects complex marketplace realities, the company is hopeful that new contracts can be negotiated by the contract deadline. In the event an agreement is not reached on time, Verizon said it has contingency plans in place to provide the necessary customer service and operational support.

         Regarding second quarter 2003 highlights, Domestic Telecom reported a
36.1 percent year-over-year increase in long-distance lines served. Verizon, the nation's third largest long-

Verizon News Release, page 5

distance carrier for consumers, served 14.6 million long-distance lines at the end of the second quarter 2003, an increase of 1.4 million lines in the quarter. More than 58 percent of these lines are in states where Verizon has obtained long-distance authorization over the past three and a half years.

         During the second quarter 2003, Verizon Freedom plans were launched for consumers in Maryland, West Virginia, California, Texas and Washington, D.C. -- and similar plans for businesses were launched in Massachusetts and New York. Verizon Freedom plans, introduced last summer, continue to retain and win back customers by offering local services with various combinations of long distance, wireless and Internet access in a discounted bundle available on one bill.

         Nearly 24 percent of Verizon consumers now subscribe to a package of Verizon services, including either local service plus enhanced calling features or local service plus broadband, long distance or wireless services.

         Other Domestic Telecom second-quarter highlights include:

o Billed DSL service grew to a total of 1.9 million lines, up 101,000 since last quarter. Approximately 67 percent of Verizon's 56.8 million access lines are qualified to receive DSL service. As previously announced, the company expects to qualify 80 percent of its access lines by year-end through the continued deployment of DSL technology.

o Voice-grade access line equivalents (access lines plus equivalent data circuits) grew to 137.6 million, up 3.6 percent compared with the second quarter 2002.

o Total revenues for high-capacity and digital-data services were $1.8 billion in the second quarter, down slightly from the year-earlier period, with increased demand for high-speed services such as ATM, Frame Relay, SONET and DSL, offset by a lessened demand for low-speed services.

o Building on the company's presence in two-thirds of the nation's top 100 markets, Verizon has signed approximately 500 contracts with large-business customers as part of its Enterprise Advance initiative launched in the fourth quarter 2002. Offerings include advanced data networking, such as Gigabit Ethernet and Dense Wave Division Multiplexing, which Verizon now provides on a nationwide basis since gaining all necessary long-distance approvals earlier this year.


VERIZON WIRELESS

           In the second quarter 2003, Verizon Wireless continued its consistent, industry-leading performance, delivering strong profitability, strong ARPU (average revenue per user) and strong

Verizon News Release, page 6


customer growth in the quarter. Retail gross additions were up 3.5 percent over the prior year. The total number of customers grew 14.2 percent, while churn levels were the lowest in the company's history.

         The retail customer base grew 15 percent year over year, and represented more than 96 percent of the base, or 33.4 million of the company's
34.6 million total customers, at the end of the quarter. Retail net customer additions in the quarter -- up more than 10 percent over the second quarter 2002 -- were 1.2 million of the company's approximately 1.3 million net additions.

         Retail churn, as well as total churn for both retail and reseller, was
1.7 percent. The retail post-pay segment -- which is more than 90 percent of the company's base -- had a churn rate of 1.4 percent for the second quarter.

         Other Verizon Wireless highlights include:

o Average monthly service revenue per subscriber was more than $49, up 1.2 percent over the prior-year quarter and up more than $2 over the first quarter 2003.

o The company's low-cost structure continued to lead the industry, as cash expense per subscriber increased only 1.2 percent over the prior-year quarter, even with the record volume of new subscribers. The percentage of operating income before depreciation and amortization, divided by service revenues, remained strong at 38.7 percent.

o    Quarterly operating income before depreciation and amortization increased
     14.5 percent year over year to $1.9 billion.

o Virtually all of the company's national network, the most extensive in the country, is now equipped with Express Network 1XRTT service, providing higher data speeds and improved efficiency of spectrum use to accommodate growth in overall usage as well as in popular data services. The network now is poised for the company's launch of EVDO, which will enable the next generation of higher data speeds, in two cities this fall.

o Demand for the company's data and text services continued to build in the quarter. Text messaging grew to more than 300 million billed text messages a month, and 1.4 billion in the first half of this year. Usage on the company's Express Network has significantly increased over the preceding quarter. And the company's Get It Now(SM) BREW-based downloadable ringtones, games and exclusive content grew to 2.5 million revenue-generating downloads a month and 170 unique applications.

o The company continued to strengthen its position in the business market segment and now serves 70 percent of Fortune 100 companies and half of the Fortune 500, with nearly 25 percent of the wireless business market share. Driving this growth is the expanding suite of Wireless Office services launched earlier this year for voice tools, data access and

Verizon News Release, page 7


     customized solutions for the latest PDA, laptop and Blackberry devices on the company's national 1XRTT Express Network.

o The company launched its easy-to-use picture messaging service for sending photos, with text and voice recordings added, to other Verizon Wireless handsets, or to any e-mail address. The service is available on the company's LG VX 6000 handset, one of the only camera phones in the market with a zoom control feature.

o    Leading the industry on the issue of Wireless Local Number Portability
     (WLNP), the company announced plans for consumer-friendly porting of phone numbers when WLNP takes effect in November. The company called on the rest of the industry to adopt its plan and the Federal Communications Commission to issue its stamp of approval.


INFORMATION SERVICES

         (Note: Effective Jan. 1, 2003, Verizon changed its accounting for recognizing directory revenues and direct expenses from the publication-date method to the amortization method. The publication-date method recognizes revenues and expenses when directories are distributed. Under the amortization method, which is increasingly becoming the industry standard, revenues and expenses are recognized over the life of the directory, which is usually 12 months. This change results in a more even distribution of revenue and expenses throughout the year, and does not impact cash flow. As required by GAAP, the previous year's results have not been adjusted for this change.)

o Verizon Information Services (VIS) revenues for the second quarter 2003 increased 12.1 percent compared with the same period last year, and operating income before depreciation and amortization for the second quarter 2003 increased 15 percent over 2002. These growth rates primarily reflect the accounting change mentioned above, as well as VIS' commitment to cost containment through process improvement and system consolidation.

o VIS' electronic product, SuperPages.com(TM), continues to achieve strong domestic growth, as demonstrated by a 37 percent increase in revenue and a 25 percent increase in searches, when comparing the second quarter 2003 with the second quarter 2002.


INTERNATIONAL

o Second-quarter revenues were $509 million, compared with $570 million in the second quarter 2002. The revenue decline was largely the result of declining foreign exchange rates in the Dominican Republic.

o Verizon continued to see strong International wireless subscriber growth, as the total number of wireless subscribers served by Verizon's International investments increased nearly 3 million compared with second quarter 2002, representing a 10.1 percent growth rate.

Verizon News Release, page 8



         A Fortune 10 company, Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services. Verizon companies are the largest providers of wireline and wireless communications in the United States, with 137.6 million access line equivalents and 34.6 million Verizon Wireless customers. Verizon is the third largest long-distance carrier for U.S. consumers, with 14.6 million long-distance lines, and the company is also the largest directory publisher in the world, as measured by directory titles and circulation. With approximately $67 billion in annual revenues and 221,000 employees, Verizon's global presence extends to the Americas, Europe and Asia. For more information on Verizon, visit www.verizon.com.



                                      ####




VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.


NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic or labor conditions, including labor negotiations and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------



                                                                                 (dollars in millions, except per share amounts)


                                            3 Mos. Ended   3 Mos. Ended                  6 Mos. Ended    6 Mos. Ended
Unaudited                                        6/30/03        6/30/02     % Change          6/30/03         6/30/02   % Change
-----------------------------------------   ------------   ------------     --------     ------------    ------------   --------
OPERATING REVENUES                           $    16,829     $   16,752        .5          $   33,319     $    33,037        .9
OPERATING EXPENSES
Cost of services and sales                         5,042          4,951       1.8              10,166           9,760       4.2
Selling, general & administrative
   expense                                         5,673          5,793      (2.1)              9,965          10,691      (6.8)
Depreciation and amortization expense              3,384          3,322       1.9               6,751           6,608       2.2
Sales of assets, net                                  --             --        --                  --            (220)   (100.0)
                                             -----------     ----------                    ----------     -----------
TOTAL OPERATING EXPENSES                          14,099         14,066        .2              26,882          26,839        .2
                                             -----------     ----------                    ----------     -----------

OPERATING INCOME                                   2,730          2,686       1.6               6,437           6,198       3.9
Income (loss) from unconsolidated
   businesses                                        227         (3,359)        *                 394          (4,903)        *
Other income and (expense), net                      (46)            60         *                  11             105     (89.5)
Interest expense                                    (692)          (769)    (10.0)             (1,447)         (1,556)     (7.0)
Minority interest                                   (380)          (372)      2.2                (722)           (633)     14.1
                                             -----------     ----------                    ----------     -----------
INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                     1,839         (1,754)        *               4,673            (789)        *
Provision for income taxes                          (573)          (323)     77.4              (1,497)         (1,282)     16.8
                                             -----------     ----------                    ----------     -----------
INCOME (LOSS) BEFORE DISCONTINUED
   OPERATIONS AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                               1,266         (2,077)        *               3,176          (2,071)        *
DISCONTINUED OPERATIONS
   Loss from operations of Iusacell                 (952)           (35)        *                (957)            (42)        *
   Income tax benefit (provision)                     24             (3)        *                  22              (7)        *
                                             -----------     ----------                    ----------     -----------
       Loss on discontinued operations              (928)           (38)        *                (935)            (49)        *
CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE, NET OF TAX                                 --             --        --                 503            (496)        *
                                             -----------     ----------                    ----------     -----------
NET INCOME (LOSS)                            $       338     $   (2,115)        *          $    2,744     $    (2,616)        *
                                             ===========     ==========                    ==========     ===========

BASIC EARNINGS (LOSS) PER SHARE              $       .12     $     (.78)        *          $     1.00     $      (.96)        *
Weighted average number of common
   shares (in millions)                            2,754          2,726                         2,751           2,723

DILUTED EARNINGS (LOSS) PER SHARE(1)         $       .12     $     (.78)        *          $      .99     $      (.96)        *
Weighted average number of common
   shares-assuming dilution
   (in millions)                                   2,786          2,726                         2,783           2,723

FOOTNOTES:

(1) Diluted Earnings (Loss) per Share include income related to share dilution (exchangeable equity interests) of $4 million and $9 million for the second quarter and year-to-date 2003 respectively, and the dilutive effect of shares issuable under our stock-based compensation plans and exchangeable equity interests, which represent the only potential dilution. There is no impact of diluted securities in the second quarter and year-to-date of 2002 since a net loss from continuing operations was reported.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

*  Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME BEFORE SPECIAL ITEMS
--------------------------------------------------------------------------------




                                                                                   (dollars in millions, except per share amounts)
                                                             3 Mos.        3 Mos.                  6 Mos.        6 Mos.
                                                              Ended         Ended                   Ended         Ended
Unaudited                                                   6/30/03       6/30/02  % Change       6/30/03       6/30/02   % Change
------------------------------------------------------     --------      --------  --------      --------      --------   --------
OPERATING REVENUES(1)
  Domestic Telecom                                         $  9,905      $ 10,254      (3.4)     $ 19,846      $ 20,505       (3.2)
  Domestic Wireless                                           5,477         4,791      14.3        10,563         9,221       14.6
  Information Services                                        1,049           936      12.1         2,070         1,739       19.0
  International                                                 509           570     (10.7)        1,026         1,132       (9.4)
  Other                                                        (111)          (45)    146.7          (186)          (47)         *
                                                           --------      --------                --------      --------
TOTAL OPERATING REVENUES                                     16,829        16,506       2.0        33,319        32,550        2.4
                                                           --------      --------                --------      --------
OPERATING EXPENSES(1)
  Cost of services and sales                                  5,042         4,873       3.5        10,166         9,621        5.7
  Selling, general & administrative expense                   4,779         4,427       8.0         9,071         8,753        3.6
  Depreciation and amortization expense                       3,384         3,322       1.9         6,751         6,608        2.2
                                                           --------      --------                --------      --------
TOTAL OPERATING EXPENSES                                     13,205        12,622       4.6        25,988        24,982        4.0
                                                           --------      --------                --------      --------

OPERATING INCOME                                              3,624         3,884      (6.7)        7,331         7,568       (3.1)
Operating income impact of operations sold (1)                   --           165    (100.0)           --           327     (100.0)
Income from unconsolidated businesses                           227           241      (5.8)          394           386        2.1
Other income and (expense), net                                  15            64     (76.6)           72           127      (43.3)
Interest expense                                               (692)         (769)    (10.0)       (1,447)       (1,556)      (7.0)
Minority interest                                              (380)         (396)     (4.0)         (722)         (669)       7.9
                                                           --------      --------                --------      --------
INCOME BEFORE PROVISION FOR INCOME TAXES
AND DISCONTINUED OPERATIONS                                   2,794         3,189     (12.4)        5,628         6,183       (9.0)
Provision for income taxes                                     (889)       (1,056)    (15.8)       (1,813)       (2,070)     (12.4)
                                                           --------      --------                --------      --------
INCOME BEFORE DISCONTINUED OPERATIONS                         1,905         2,133     (10.7)        3,815         4,113       (7.2)
DISCONTINUED OPERATIONS
  Income (loss) from operations of Iusacell                       6           (35)        *             1           (42)         *
  Provision for income taxes                                     (2)           (3)    (33.3)           (4)           (7)     (42.9)
                                                           --------      --------                --------      --------
    Income (loss) on discontinued operations                      4           (38)        *            (3)          (49)     (93.9)
                                                           --------      --------                --------      --------
NET INCOME BEFORE SPECIAL ITEMS                            $  1,909      $  2,095      (8.9)     $  3,812      $  4,064       (6.2)
                                                           ========      ========                ========      ========

BASIC EARNINGS PER SHARE                                   $    .69      $    .77     (10.4)     $   1.39      $   1.49       (6.7)
Weighted average number of common shares (in millions)        2,754         2,726                   2,751         2,723

DILUTED ADJUSTED EARNINGS PER SHARE                        $    .69      $    .77     (10.4)     $   1.37      $   1.49       (8.1)
Weighted average number of common
 shares-assuming dilution (in millions)                       2,786         2,726                   2,783         2,723

FOOTNOTES:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

(1) Reclassifications of prior period amounts have also been made to reflect comparable operating results excluding significant operations sold, the previously announced Domestic Telecom access lines, as follows:

                                                             3 Mos.        3 Mos.                  6 Mos.        6 Mos.
                                                              Ended         Ended                   Ended         Ended
                                                            6/30/03       6/30/02                 6/30/03       6/30/02
                                                            -------       -------                 -------       -------
           Revenues                                         $    --       $   246                 $    --       $   487
           Expenses                                         $    --       $    81                 $    --       $   160

* Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME - RECONCILIATIONS
--------------------------------------------------------------------------------


                                                                                    (dollars in millions, except per share amounts)

                                                                             Special and Non-Recurring Items
                                                                    ---------------------------------------------
                                                      3 Mos. Ended                   Severance,       Lease          3 Mos. Ended
                                                         6/30/03                    Pension and     Impairment          6/30/03
                                                        Reported     Iusacell         Benefit        and Other          Before
Unaudited                                                (GAAP)       Charge          Charges      Special Charges    Special Items
--------------------------------------------------    ------------  ------------   --------------  ---------------  ---------------
OPERATING REVENUES                                    $     16,829  $         --   $           --  $            --  $        16,829

OPERATING EXPENSES
Cost of services and sales                                   5,042            --               --               --            5,042
Selling, general & administrative expense                    5,673            --             (697)            (197)           4,779
Depreciation and amortization expense                        3,384            --               --               --            3,384
Sales of assets, net                                            --            --               --               --               --
                                                      ------------  ------------   --------------  ---------------  ---------------
TOTAL OPERATING EXPENSES                                    14,099            --             (697)            (197)          13,205
                                                      ------------  ------------   --------------  ---------------  ---------------

OPERATING INCOME                                             2,730            --              697              197            3,624
Operating income impact of operations sold                      --            --               --               --               --
Income from unconsolidated businesses                          227            --               --               --              227
Other income and (expense), net                                (46)           --               --               61               15
Interest expense                                              (692)           --               --               --             (692)
Minority interest                                             (380)           --               --               --             (380)
                                                      ------------  ------------   --------------  ---------------  ---------------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                               1,839            --              697              258            2,794
Provision for income taxes                                    (573)           --             (262)             (54)            (889)
                                                      ------------  ------------   --------------  ---------------  ---------------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                1,266            --              435              204            1,905
DISCONTINUED OPERATIONS
   Loss from operations of Iusacell                           (952)          957                1               --                6
   Income tax benefit (provision)                               24           (26)              --               --               (2)
                                                      ------------  ------------   --------------  ---------------  ---------------
          Loss on discontinued operations                     (928)          931                1               --                4
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX              --            --               --               --               --
                                                      ------------  ------------   --------------  ---------------  ---------------
NET INCOME                                            $        338  $        931   $          436  $           204  $         1,909
                                                      ============  ============   ==============  ===============  ===============

BASIC EARNINGS PER COMMON SHARE(1)                    $        .12  $        .34   $          .16  $           .07  $           .69

DILUTED EARNINGS PER COMMON SHARE(1)                  $        .12  $        .33   $          .16  $           .07  $           .69




                                                                 (dollars in millions, except per share amounts)

                                                                            Special and Non-Recurring Items
                                                                      -----------------------------------------
                                                      3 Mos. Ended
                                                         6/30/02                     Impact of     Investment -
                                                         Reported      Transition    Operations     Related
Unaudited                                                 (GAAP)          Costs         Sold        Charges
---------------------------------------------------    -------------  -----------   -----------   -------------
OPERATING REVENUES                                     $      16,752  $        --   $      (246)  $          --

OPERATING EXPENSES
Cost of services and sales                                     4,951          (41)          (37)             --
Selling, general & administrative expense                      5,793          (61)          (44)             --
Depreciation and amortization expense                          3,322           --            --              --
Sales of assets, net                                              --           --            --              --
                                                       -------------  -----------   -----------   -------------
TOTAL OPERATING EXPENSES                                      14,066         (102)          (81)             --
                                                       -------------  -----------   -----------   -------------

OPERATING INCOME                                               2,686          102          (165)             --
Operating income impact of operations sold                        --           --           165              --
Income from unconsolidated businesses                         (3,359)          --            --           3,558
Other income and (expense), net                                   60           --            --              --
Interest expense                                                (769)          --            --              --
Minority interest                                               (372)         (10)           --              --
                                                       -------------  -----------   -----------   -------------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                                (1,754)          92            --           3,558
Provision for income taxes                                      (323)         (35)           --            (253)
                                                       -------------  -----------   -----------   -------------
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 (2,077)          57            --           3,305
DISCONTINUED OPERATIONS
   Loss from operations of Iusacell                              (35)          --            --              --
   Income tax provision                                           (3)          --            --              --
                                                       -------------  -----------   -----------   -------------
          Loss on discontinued operations                        (38)          --            --              --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                --           --            --              --
                                                       -------------  -----------   -----------   -------------
NET INCOME (LOSS)                                      $      (2,115) $        57   $        --   $       3,305
                                                       =============  ===========   ===========   =============

BASIC EARNINGS (LOSS) PER COMMON SHARE (1)             $        (.78) $       .02   $        --   $        1.21

DILUTED EARNINGS (LOSS) PER COMMON SHARE (1)           $        (.78) $       .02   $        --   $        1.21


                                                                (dollars in millions, except per share amounts)

                                                             Special and Non-Recurring Items
                                                       ------------------------------------------
                                                         Severance,                   WorldCom      3 Mos. Ended
                                                        Pension and                 Exposure and      6/30/02
                                                          Benefit      NorthPoint   Other Special     Before
Unaudited                                                 Charges      Settlement      Items       Special Items
---------------------------------------------------    ------------   -----------   -------------  -------------
OPERATING REVENUES                                     $         --   $        --   $          --  $      16,506

OPERATING EXPENSES
Cost of services and sales                                       --            --              --          4,873
Selling, general & administrative expense                      (692)         (175)           (394)         4,427
Depreciation and amortization expense                            --            --              --          3,322
Sales of assets, net                                             --            --              --             --
                                                       ------------   -----------   -------------  -------------
TOTAL OPERATING EXPENSES                                       (692)         (175)           (394)        12,622
                                                       ------------   -----------   -------------  -------------

OPERATING INCOME                                                692           175             394          3,884
Operating income impact of operations sold                       --            --              --            165
Income from unconsolidated businesses                            42            --              --            241
Other income and (expense), net                                  --            --               4             64
Interest expense                                                 --            --              --           (769)
Minority interest                                               (14)           --              --           (396)
                                                       ------------   -----------   -------------  -------------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                                  720           175             398          3,189
Provision for income taxes                                     (245)          (61)           (139)        (1,056)
                                                       ------------   -----------   -------------  -------------
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                   475           114             259          2,133
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                               --            --              --            (35)
  Income tax provision                                           --            --              --             (3)
                                                       ------------   -----------   -------------  -------------
Loss on discontinued operations                                  --            --              --            (38)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX               --            --              --             --
                                                       ------------   -----------   -------------  -------------
NET INCOME (LOSS)                                      $        475   $       114   $         259  $       2,095
                                                       ============   ===========   =============  =============
BASIC EARNINGS (LOSS) PER COMMON SHARE (1)             $        .17   $       .04   $         .10  $         .77

DILUTED EARNINGS (LOSS) PER COMMON SHARE (1)           $        .17   $       .04   $         .10  $         .77

FOOTNOTE:

(1)  EPS totals may not add across due to rounding.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME - RECONCILIATIONS
--------------------------------------------------------------------------------

                                                                                    (dollars in millions, except per share amounts)
                                                                       Special and Non-Recurring Items
                                                       ------------------------------------------------------------

                                         6 Mos. Ended                     Severance,       Lease        Cumulative   6 Mos. Ended
                                            6/30/03                      Pension and   Impairment and   Effect of       6/30/03
                                           Reported                        Benefit     Other Special    Accounting  Before Special
Unaudited                                   (GAAP)     Iusacell Charge     Charges        Charges        Change        Items
---------------------------------------  ------------  ---------------   -----------   --------------   ----------  --------------
OPERATING REVENUES                       $  33,319        $    --        $      --      $      --       $      --      $  33,319

OPERATING EXPENSES
Cost of services and sales                  10,166             --               --             --              --         10,166
Selling, general &
   administrative expense                    9,965             --             (697)          (197)             --          9,071
Depreciation and amortization expense        6,751             --               --             --              --          6,751
Sales of assets, net                            --             --               --             --              --             --
                                         ---------        -------        ---------      ---------       ---------      ---------
TOTAL OPERATING EXPENSES                    26,882             --             (697)          (197)             --         25,988
                                         ---------        -------        ---------      ---------       ---------      ---------

OPERATING INCOME                             6,437             --              697            197              --          7,331
Operating income impact of
   operations sold                              --             --               --             --              --             --
Income from unconsolidated businesses          394             --               --             --              --            394
Other income and (expense), net                 11             --               --             61              --             72
Interest expense                            (1,447)            --               --             --              --         (1,447)
Minority interest                             (722)            --               --             --              --           (722)
                                         ---------        -------        ---------      ---------       ---------      ---------
INCOME BEFORE PROVISION FOR
   INCOME TAXES, DISCONTINUED
   OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE               4,673             --              697            258              --          5,628
Provision for income taxes                  (1,497)            --             (262)           (54)             --         (1,813)
                                         ---------        -------        ---------      ---------       ---------      ---------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                         3,176             --              435            204              --          3,815
   DISCONTINUED OPERATIONS
   Loss from operations of Iusacell           (957)           957                1             --              --              1
   Income tax benefit (provision)               22            (26)              --             --              --             (4)
                                         ---------        -------        ---------      ---------       ---------      ---------
        Loss on discontinued operations       (935)           931                1             --              --             (3)
CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE, NET OF TAX                          503             --               --             --            (503)            --
                                         ---------        -------        ---------      ---------       ---------      ---------
NET INCOME (LOSS)                        $   2,744        $   931        $     436      $     204       $    (503)     $   3,812
                                         =========        =======        =========      =========       =========      =========

BASIC EARNINGS PER COMMON SHARE(1)       $    1.00        $   .34        $     .16      $     .07       $    (.18)     $    1.39

DILUTED EARNINGS PER COMMON SHARE(1)     $     .99        $   .33        $     .16      $     .07       $    (.18)     $    1.37


                                                                                    (dollars in millions, except per share amounts)

                                                                              Special and Non-Recurring Items
                                                        ---------------------------------------------------------------------------
                                  6 Mos. Ended
                                     6/30/03              Sales                                   Impact of             Investment-
                                    Reported            of Assets,           Transition           Operations             Related
Unaudited                            (GAAP)                Net                  Costs                Sold                Charges
--------------------------------- -------------         ----------           ----------           ----------           ------------
OPERATING REVENUES                 $   33,037           $       --           $       --           $     (487)          $       --

OPERATING EXPENSES
Cost of services and sales              9,760                   --                  (51)                 (88)                  --
Selling, general &
   administrative expense              10,691                   --                 (147)                 (72)                (458)
Depreciation and
   amortization expense                 6,608                   --                   --                   --                   --
Sales of assets, net                     (220)                 220                   --                   --                   --
                                   ----------           ----------           ----------           ----------           ----------
TOTAL OPERATING EXPENSES               26,839                  220                 (198)                (160)                (458)
                                   ----------           ----------           ----------           ----------           ----------

OPERATING INCOME                        6,198                 (220)                 198                 (327)                 458
Operating income impact
   of operations sold                      --                   --                   --                  327                   --
Income from
   unconsolidated businesses           (4,903)                  --                   --                   --                5,247
Other income and (expense), net           105                   --                   --                   --                   --
Interest expense                       (1,556)                  --                   --                   --                   --
Minority interest                        (633)                  --                  (22)                  --                   --
                                   ----------           ----------           ----------           ----------           ----------
INCOME BEFORE PROVISION FOR
   INCOME TAXES, DISCONTINUED
   OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE           (789)                (220)                 176                   --                5,705
Provision for income taxes             (1,282)                 104                  (67)                  --                 (374)
                                   ----------           ----------           ----------           ----------           ----------

INCOME (LOSS) BEFORE
   DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                   (2,071)                (116)                 109                   --                5,331
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell        (42)                  --                   --                   --                   --
  Income tax provision                     (7)                  --                   --                   --                   --
                                   ----------           ----------           ----------           ----------           ----------
  Loss on discontinued operations         (49)                  --                   --                   --                   --
CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE, NET OF TAX                    (496)                  --                   --                   --                   --
                                   ----------           ----------           ----------           ----------           ----------
NET INCOME (LOSS)                  $   (2,616)          $     (116)          $      109           $       --           $    5,331
                                   ==========           ==========           ==========           ==========           ==========



BASIC EARNINGS (LOSS) PER
   COMMON SHARE(1)                 $     (.96)          $     (.04)          $      .04           $       --           $     1.96

DILUTED EARNINGS (LOSS) PER
   COMMON SHARE(1)                 $     (.96)          $     (.04)          $      .04           $       --           $     1.96


                                                                                    (dollars in millions, except per share amounts)
                                                        Special and Non-Recurring Items
                                   -----------------------------------------------------------------------------

                                    Severance,                               WorldCom               Cumulative      6 Mos. Ended
                                   Pension and                             Exposure and               Effect           6/30/02
                                     Benefit             NorthPoint        Other Special           of Accounting       Before
Unaudited                            Charges              Settlement           Items                  Change        Special Items
---------------------------------- -----------           ------------      -------------           -------------    -------------
OPERATING REVENUES                  $       --           $       --           $       --           $       --       $   32,550

OPERATING EXPENSES
Cost of services and sales                  --                   --                   --                   --            9,621
Selling, general &
   administrative expense                 (692)                (175)                (394)                  --            8,753
Depreciation and
   amortization expense                     --                   --                   --                   --            6,608
Sales of assets, net                        --                   --                   --                   --               --
                                    ----------           ----------           ----------           ----------       ----------
TOTAL OPERATING EXPENSES                  (692)                (175)                (394)                  --           24,982
                                    ----------           ----------           ----------           ----------       ----------

OPERATING INCOME                           692                  175                  394                   --            7,568
Operating income impact
   of operations sold                       --                   --                   --                   --              327
Income from
   unconsolidated businesses                42                   --                   --                   --              386
Other income and (expense), net             --                   --                   22                   --              127
Interest expense                            --                   --                   --                   --           (1,556)
Minority interest                          (14)                  --                   --                   --             (669)
                                    ----------           ----------           ----------           ----------       ----------

INCOME BEFORE PROVISION FOR
   INCOME TAXES, DISCONTINUED
   OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE             720                  175                  416                   --            6,183
Provision for income taxes                (245)                 (61)                (145)                  --           (2,070)
                                    ----------           ----------           ----------           ----------       ----------
INCOME (LOSS) BEFORE
   DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                       475                  114                  271                   --            4,113
DISCONTINUED OPERATIONS
   Loss from operations of Iusacell         --                   --                   --                   --              (42)
   Income tax provision                     --                   --                   --                   --               (7)
                                    ----------           ----------           ----------           ----------       ----------
         Loss on discontinued
           operations                       --                   --                   --                   --              (49)
CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE, NET OF TAX                       --                   --                   --                  496               --
                                    ----------           ----------           ----------           ----------       ----------
NET INCOME (LOSS)                   $      475           $      114           $      271           $      496       $    4,064
                                    ==========           ==========           ==========           ==========       ==========


BASIC EARNINGS (LOSS) PER
   COMMON SHARE(1)                  $      .17           $      .04           $      .10           $      .18       $     1.49

DILUTED EARNINGS (LOSS) PER
   COMMON SHARE(1)                  $      .17           $      .04           $      .10           $      .18       $     1.49

FOOTNOTE:

(1)  EPS totals may not add across due to rounding.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
OTHER RECONCILIATIONS
--------------------------------------------------------------------------------

                                                                       (dollars in millions, except per share amounts)

                                                                                    3 Mos. Ended          3 Mos. Ended
Unaudited                                                                                6/30/03               6/30/02
---------------------------------------------------------------------               ------------          ------------
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION MARGIN
  Net income before special items                                                    $    1,909            $    2,095
  Discontinued operations                                                                    (4)                   38
  Plus:  Income taxes                                                                       889                 1,056
         Minority interest                                                                  380                   396
         Interest expense                                                                   692                   769
         Other income and (expense), net                                                    (15)                  (64)
         Income from unconsolidated businesses                                             (227)                 (241)
         Operating income impact of operations sold                                          --                  (165)
                                                                                     ----------            ----------
Operating income before special items                                                     3,624                 3,884
Depreciation and amortization                                                             3,384                 3,322
                                                                                     ----------            ----------
Adjusted operating income before depreciation and amortization                            7,008                 7,206
Less:  Net pension and OPEB credit                                                           72                   374
                                                                                     ----------            ----------
Adjusted operating income before depreciation and
  amortization excluding pension and OPEB                                            $    6,936            $    6,832
Revenues before special items                                                        $   16,829            $   16,506
Adjusted operating income before depreciation and amortization margin                      41.2%                 41.4%

                                                                                    6 Mos. Ended          6 Mos. Ended
Unaudited                                                                                6/30/03               6/30/02
---------------------------------------------------------------------               ------------          ------------
FREE CASH FLOW
  Cash from operating activities                                                     $   10,969            $   10,095
  Less:  Capital expenditures (including network and non-network
         software)                                                                       (5,294)               (5,980)
         Dividends paid                                                                  (2,115)               (2,096)
                                                                                     ----------            ----------
                                                                                     $    3,560            $    2,019
                                                                                     ==========            ==========

Unaudited                                                                                6/30/03              12/31/02
---------------------------------------------------------------------               ------------          ------------
NET DEBT
  Short-term debt                                                                    $   10,083            $    9,267
  Long-term debt                                                                         38,846                44,003
  Less:  Cash and cash equivalents                                                         (820)               (1,422)
                                                                                     ----------            ----------
                                                                                     $   48,109            $   51,848
                                                                                     ==========            ==========

                                                                                    3 Mos. Ended          3 Mos. Ended
Unaudited                                                                                6/30/03               6/30/02
---------------------------------------------------------------------               ------------          ------------
WIRELESS CASH EXPENSE PER SUBSCRIBER PER MONTH
  Cost of services and sales                                                         $    1,567            $    1,328
  Selling, general and administrative expense                                             1,973                 1,771
  Less:  Equipment and other revenue                                                       (466)                 (422)
                                                                                     ----------            ----------
  Cash expense                                                                            3,074                 2,677
  Cumulative average subscribers (millions)                                               101.8                  89.8
                                                                                     ----------            ----------
  Cash expense per subscriber                                                        $    30.19            $    29.82
                                                                                     ==========            ==========

Unaudited                                                                                   Year Ended 12/31/03
---------------------------------------------------------------------               ----------------------------------
2003 REVENUES
  2002 Revenues - GAAP                                                               $   67,304
  Impact of access lines sold                                                               623
                                                                                     ----------
                                                                                     $   66,681
                                                                                     ==========
  2003 Estimated Revenues - GAAP                                                     $   66,681   to         $   68,014
                                                                                     ==========              ==========
  Growth                                                                                      0%  to                  2%
                                                                                     ==========              ==========
2003 DILUTED EARNINGS PER SHARE
  2003 Estimated EPS - GAAP                                                          $     2.32   to         $     2.42
  Iusacell charge                                                                           .33   to                .33
  Severance, pension and benefit charges                                                    .16   to                .16
  Lease impairment and other special charges                                                .07   to                .07
  Cumulative effect of accounting change                                                   (.18)  to               (.18)
                                                                                     ----------              ----------
  2003 Estimated EPS - Before Special Items                                          $     2.70   to         $     2.80
                                                                                     ==========              ==========

FOOTNOTES:

A reconciliation of net debt at year-end 2003 is not available as there is no current estimate of year-end cash and cash equivalents or components of debt.

(1) EPS totals may not add due to rounding.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
SELECTED FINANCIAL AND OPERATING STATISTICS
--------------------------------------------------------------------------------


                                                                       (dollars in millions, except per share amounts)

                                                   3 Mos. Ended     3 Mos. Ended       6 Mos. Ended       6 Mos. Ended
Unaudited                                               6/30/03          6/30/02            6/30/03            6/30/02
-------------------------------------------        ------------     ------------       ------------       ------------
Debt to debt and shareowners' equity
 ratio-end of period                                    58.8%              68.0%             58.8%               68.0%

Book value per common share                        $   12.42          $   10.50         $   12.42           $   10.50

Cash dividends declared per common share           $    .385          $    .385         $    .770           $    .770

Common shares outstanding (in millions)
   End of period                                       2,756              2,728             2,756               2,728

Capital expenditures (including capitalized
 network and non-network software)
   Domestic Telecom                                $   1,733          $   1,962         $   3,019           $   3,619
   Domestic Wireless                                     989              1,269             2,096               2,088
   Information Services                                   24                 60                42                 102
   International                                          75                 98               123                 151
   Other                                                   7                 11                14                  20
                                                   ---------          ---------         ---------           ---------
   Total                                           $   2,828          $   3,400         $   5,294           $   5,980
                                                   =========          =========         =========           =========

Total employees(1)                                   221,139            237,140           221,139             237,140

FOOTNOTE:

(1) Prior period adjusted to reflect a comparable figure.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                                    (dollars in millions)

Unaudited                                                6/30/03            12/31/02            $ Change
----------------------------------------                ---------           ---------           ---------
ASSETS
 Current assets
  Cash and cash equivalents                             $     820           $   1,422           $    (602)
  Short-term investments                                      906               2,042              (1,136)
  Accounts receivable, net                                 10,077              12,496              (2,419)
  Inventories                                               1,245               1,497                (252)
  Assets of discontinued operations                           986               1,305                (319)
  Prepaid expenses and other                                4,497               3,331               1,166
                                                        ---------           ---------           ---------
 Total current assets                                      18,531              22,093              (3,562)
                                                        ---------           ---------           ---------
 Plant, property and equipment                            179,184             176,838               2,346
  Less accumulated depreciation                           103,413             103,080                 333
                                                        ---------           ---------           ---------
                                                           75,771              73,758               2,013
                                                        ---------           ---------           ---------
 Investments in unconsolidated businesses                   5,404               4,986                 418
 Intangible assets                                         47,026              46,339                 687
 Other assets                                              20,894              20,292                 602
                                                        ---------           ---------           ---------
TOTAL ASSETS                                            $ 167,626           $ 167,468           $     158
                                                        =========           =========           =========

LIABILITIES AND SHAREOWNERS' INVESTMENT
 Current liabilities
  Debt maturing within one year                         $  10,083           $   9,267           $     816
  Accounts payable and accrued liabilities                 12,573              12,642                 (69)
  Liabilities of discontinued operations                    1,036               1,007                  29
  Other                                                     5,640               5,013                 627
                                                        ---------           ---------           ---------
 Total current liabilities                                 29,332              27,929               1,403
                                                        ---------           ---------           ---------
 Long-term debt                                            38,846              44,003              (5,157)
 Employee benefit obligations                              15,543              15,389                 154
 Deferred income taxes                                     21,821              19,467               2,354
 Other liabilities                                          3,804               4,007                (203)

 Minority interest                                         24,055              24,057                  (2)

 Shareowners' investment
  Common stock                                                276                 275                   1
  Contributed capital                                      25,023              24,685                 338
  Reinvested earnings                                      11,200              10,536                 664
  Accumulated other comprehensive loss                     (1,757)             (2,110)                353
                                                        ---------           ---------           ---------
                                                           34,742              33,386               1,356

    Less common stock in treasury, at cost                    115                 218                (103)
    Less deferred compensation -
      employee stock ownership plans and other                402                 552                (150)
                                                        ---------           ---------           ---------
 Total shareowners' investment                             34,225              32,616               1,609
                                                        ---------           ---------           ---------
TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT           $ 167,626           $ 167,468           $     158
                                                        =========           =========           =========

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                   (dollars in millions)

                                                                         6 Mos. Ended       6 Mos. Ended
Unaudited                                                                     6/30/03            6/30/02        $ Change
---------------------------------------------------------------          ------------       ------------        --------
CASH FLOWS FROM OPERATING ACTIVITIES
Income (loss) before discontinued operations and
      cumulative effect of accounting change                              $  3,176           $ (2,071)          $  5,247
Adjustments to reconcile income (loss) before
      discontinued operations and
      cumulative effect of accounting
      change to net cash provided by
      operating activities:
        Depreciation and amortization expense                                6,751              6,608                143
        Sales of assets, net                                                    --               (220)               220
        Employee retirement benefits                                           170               (726)               896
        Deferred income taxes                                                  752                784                (32)
        Provision for uncollectible accounts                                   904              1,462               (558)
        (Income) loss from unconsolidated businesses                          (394)             4,903             (5,297)
        Changes in current assets and liabilities, net of
          effects from acquisition/disposition of businesses                  (134)              (801)               667
        Other, net                                                            (256)               156               (412)
                                                                          --------           --------           --------
Net cash provided by operating activities                                   10,969             10,095                874
                                                                          --------           --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures (including capitalized network
      and non-network software)                                             (5,294)            (5,980)               686
Acquisitions, net of cash acquired, and investments                         (1,033)              (993)               (40)
Proceeds from disposition of businesses                                         --                770               (770)
Proceeds from spectrum payment refund                                           --              1,479             (1,479)
Net change in short-term investments                                         1,145              1,104                 41
Other, net                                                                      98                129                (31)
                                                                          --------           --------           --------
Net cash used in investing activities                                       (5,084)            (3,491)            (1,593)
                                                                          --------           --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings                                           2,815              5,554             (2,739)
Repayments of long-term borrowings and capital lease obligations            (8,573)            (3,920)            (4,653)
Increase (decrease) in short-term obligations,
      excluding current maturities                                           1,109             (4,623)             5,732
Dividends paid                                                              (2,115)            (2,096)               (19)
Proceeds from sale of common stock                                             471                424                 47
Other, net                                                                    (194)                66               (260)
                                                                          --------           --------           --------
Net cash used in financing activities                                       (6,487)            (4,595)            (1,892)
                                                                          --------           --------           --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (602)             2,009             (2,611)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                               1,422                932                490
                                                                          --------           --------           --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $    820           $  2,941           $ (2,121)
                                                                          ========           ========           ========

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                                            (dollars in millions)

                                             3 Mos. Ended    3 Mos. Ended               6 Mos. Ended    6 Mos. Ended
Unaudited                                         6/30/03         6/30/02    % Change        6/30/03         6/30/02    % Change
----------------------------------------     ------------    ------------    --------   ------------    ------------    --------
OPERATING REVENUES
   Local services                                 $ 4,903         $ 5,111       (4.1)        $ 9,803         $10,227        (4.1)
   Network access services                          3,229           3,347       (3.5)          6,553           6,726        (2.6)
   Long distance services                             901             769       17.2           1,782           1,540        15.7
   Other services                                     872           1,027      (15.1)          1,708           2,012       (15.1)
                                                  -------         -------                    -------         -------
TOTAL OPERATING REVENUES                            9,905          10,254       (3.4)         19,846          20,505        (3.2)
                                                  -------         -------                    -------         -------

OPERATING EXPENSES
   Cost of services and sales                       3,413           3,340        2.2           6,936           6,692         3.6
   Selling, general & administrative expense        2,253           2,204        2.2           4,253           4,376        (2.8)
   Depreciation and amortization expense            2,300           2,400       (4.2)          4,631           4,771        (2.9)
                                                  -------         -------                    -------         -------
TOTAL OPERATING EXPENSES                            7,966           7,944         .3          15,820          15,839         (.1)
                                                  -------         -------                    -------         -------

OPERATING INCOME                                  $ 1,939         $ 2,310      (16.1)        $ 4,026         $ 4,666       (13.7)
OPERATING INCOME MARGIN                              19.6%           22.5%                      20.3%           22.8%


OPERATING INCOME BEFORE DEPRECIATION
     AND AMORTIZATION                             $ 4,239         $ 4,710      (10.0)        $ 8,657         $ 9,437        (8.3)
OPERATING INCOME BEFORE DEPRECIATION
     AND AMORTIZATION MARGIN                         42.8%           45.9%                      43.6%           46.0%

SEGMENT INCOME                                    $   915         $ 1,124      (18.6)        $ 1,922         $ 2,281       (15.7)

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Operating income before depreciation and amortization margin is calculated by dividing operating income before depreciation and amortization by total operating revenues.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED OPERATING STATISTICS
--------------------------------------------------------------------------------

                                                                                                        (dollars in millions)

                                         3 Mos. Ended   3 Mos. Ended                6 Mos. Ended    6 Mos. Ended
Unaudited                                     6/30/03        6/30/02    % Change         6/30/03         6/30/02     % Change
--------------------------------------   ------------   ------------    --------    ------------    ------------     --------
Switched access lines in service (000)
         Residence                             36,885         38,065        (3.1)         36,885          38,065         (3.1)
         Business                              19,389         20,330        (4.6)         19,389          20,330         (4.6)
         Public                                   487            557       (12.6)            487             557        (12.6)
                                              -------        -------                     -------        --------
Total                                          56,761         58,952        (3.7)         56,761          58,952         (3.7)
         Special DS0 equivalents               80,855         73,840         9.5          80,855          73,840          9.5
                                              -------        -------                     -------        --------
Total voice grade equivalents (000)           137,616        132,792         3.6         137,616         132,792          3.6
                                              -------        -------                     -------        --------

Resale & UNE-P lines (000)                      4,999          3,678        35.9           4,999           3,678         35.9
Minutes of use from Carriers and CLECs
(in millions)                                  59,966         65,167        (8.0)        120,843         130,928         (7.7)
Long distance lines (000)                      14,606         10,735        36.1          14,606          10,735         36.1

High capacity and digital data revenues
($ in millions)
Data transport                               $  1,647       $  1,656         (.5)       $  3,318        $  3,307           .3
Data solutions                                    164            170        (3.5)            299             333        (10.2)
                                              -------        -------                     -------        --------
Total revenues                               $  1,811       $  1,826         (.8)       $  3,617        $  3,640          (.6)
                                              -------        -------                     -------        --------


FOOTNOTE:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
VERIZON WIRELESS - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                                          (dollars in millions)

                                                  3 Mos. Ended  3 Mos. Ended             6 Mos. Ended  6 Mos. Ended
Unaudited                                              6/30/03       6/30/02   % Change       6/30/03       6/30/02    % Change
-------------------------------------------       ------------  ------------   --------  ------------  ------------    --------
REVENUES
  Service revenues                                     $ 5,011       $ 4,369       14.7       $ 9,671       $ 8,421        14.8
  Equipment and other                                      466           422       10.4           892           800        11.5
                                                        ------        ------                   ------        ------
TOTAL REVENUES                                           5,477         4,791       14.3        10,563         9,221        14.6
                                                        ------        ------                   ------        ------

OPERATING EXPENSES
  Cost of services and sales                             1,567         1,328       18.0         3,006         2,574        16.8
  Selling, general & administrative expense              1,973         1,771       11.4         3,839         3,400        12.9
  Depreciation and amortization expense                    956           785       21.8         1,863         1,566        19.0
                                                        ------        ------                   ------        ------
TOTAL OPERATING EXPENSES                                 4,496         3,884       15.8         8,708         7,540        15.5
                                                        ------        ------                   ------        ------

OPERATING INCOME                                       $   981       $   907        8.2       $ 1,855       $ 1,681        10.4

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION                                     $ 1,937       $ 1,692       14.5       $ 3,718       $ 3,247        14.5
OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION MARGIN                                 38.7%         38.7%                    38.4%         38.6%

SEGMENT INCOME                                         $   257       $   240        7.1       $   475       $   437         8.7

SELECTED OPERATING STATISTICS
Subscribers(000)                                        34,619        30,307       14.2        34,619        30,307        14.2

Penetration                                               14.8%         13.6%                    14.8%         13.6%
Subscriber net adds in period(1)(000)                    1,295           723       79.1         2,128           909       134.1
Total churn rate, including prepaid                        1.7%          2.3%                     1.9%          2.4%

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Operating income before depreciation and amortization margin is calculated by dividing operating income before depreciation and amortization by service revenues.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

(1) Includes acquisitions of 68,000 subscribers in first quarter 2002 and 6,000 subscribers in first quarter 2003.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
INFORMATION SERVICES - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                                               (dollars in millions)

                                                         3 Mos. Ended   3 Mos. Ended            6 Mos. Ended  6 Mos. Ended
Unaudited                                                     6/30/03        6/30/02  % Change       6/30/03       6/30/02  % Change
----------------------------------------------           ------------   ------------  --------  ------------  ------------  --------
OPERATING REVENUES                                             $1,049         $  936      12.1        $2,070        $1,739      19.0

OPERATING EXPENSES
     Cost of services and sales                                   160            152       5.3           314           289       8.7
     Selling, general & administrative expense                    361            325      11.1           705           622      13.3
     Depreciation and amortization expense                         23             16      43.8            44            31      41.9
                                                               ------         ------                  ------        ------
TOTAL OPERATING EXPENSES                                          544            493      10.3         1,063           942      12.8
                                                               ------         ------                  ------        ------

OPERATING INCOME                                               $  505         $  443      14.0        $1,007        $  797      26.3

OPERATING INCOME BEFORE DEPRECIATION
     AND AMORTIZATION                                          $  528         $  459      15.0        $1,051        $  828      26.9
OPERATING INCOME BEFORE DEPRECIATION
     AND AMORTIZATION MARGIN                                     50.3%          49.0%                   50.8%         47.6%

SEGMENT INCOME                                                 $  299         $  260      15.0        $  599        $  473      26.6

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

Operating income before depreciation and amortization margin is calculated by dividing operating income before depreciation and amortization by operating revenues.



--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
INTERNATIONAL - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                                         (dollars in millions)

                                                   3 Mos. Ended   3 Mos. Ended            6 Mos. Ended  6 Mos. Ended
Unaudited                                               6/30/03        6/30/02  % Change       6/30/03       6/30/02  % Change
----------------------------------------------     ------------   ------------  --------  ------------  ------------  --------
OPERATING REVENUES                                       $  509         $  570     (10.7)       $1,026        $1,132      (9.4)

OPERATING EXPENSES
     Cost of services and sales                             140            149      (6.0)          278           299      (7.0)
     Selling, general & administrative expense              195            170      14.7           351           356      (1.4)
     Depreciation and amortization expense                   85             96     (11.5)          172           191      (9.9)
                                                         ------         ------                  ------        ------

TOTAL OPERATING EXPENSES                                    420            415       1.2           801           846      (5.3)
                                                         ------         ------                  ------        ------

OPERATING INCOME                                         $   89         $  155     (42.6)       $  225        $  286     (21.3)

OPERATING INCOME BEFORE DEPRECIATION
     AND AMORTIZATION                                    $  174         $  251     (30.7)       $  397        $  477     (16.8)
OPERATING INCOME BEFORE DEPRECIATION
     AND AMORTIZATION MARGIN                               34.2%          44.0%                   38.7%         42.1%

INCOME FROM UNCONSOLIDATED BUSINESSES                    $  265         $  275      (3.6)       $  481        $  451       6.7

SEGMENT INCOME                                           $  314         $  302       4.0        $  580        $  533       8.8



FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

Operating income before depreciation and amortization margin is calculated by dividing operating income before depreciation and amortization by operating revenues.